As filed with the Securities and Exchange Commission on May 5, 2026.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INGRAM MICRO HOLDING CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	5045	86-2249729
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
3351 Michelson Drive, Suite 100
Irvine, CA 92612
Telephone: (714) 566-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Bay
Chief Executive Officer
3351 Michelson Drive, Suite 100
Irvine, CA 92612
Telephone: (714) 566-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Cristopher Greer, Esq. Anne L. Barrett, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099 (212) 728-8000	Augusto Aragone, Esq. General Counsel 7509 NW 99th Avenue Doral, FL 33178 (786) 547-6045
Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Ingram Micro Holding Corporation
Common Stock

From time to time, Ingram Micro Holding Corporation, which is also referred to as the “Company,” “we,” “us,” and “our,” may offer and sell shares of common stock, par value $0.01 per share (the “Common Stock”). In addition, the selling stockholders identified in this prospectus, Imola JV Holdings L.P. and Ingram Holdco, LLC (each a “selling stockholder” and together, the “selling stockholders”), each an investment vehicle of certain private investment funds sponsored and ultimately controlled by Platinum Equity, LLC (together with its affiliated investment vehicles, “Platinum”), from time to time, may offer and sell shares of our Common Stock.
We and the selling stockholders, together or separately, may offer for sale the shares of Common Stock covered by this prospectus and any prospectus supplement on a continuous or delayed basis directly to purchasers or through underwriters, brokers or dealers or agents, in public or private transactions, at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. Information on the selling stockholders and the times and manners in which we and they may offer and sell shares of our Common Stock is described under the sections entitled “Selling Stockholders” and “Plan of Distribution” in this prospectus, respectively. Our registration of the shares of Common Stock covered by this prospectus does not mean the selling stockholders will offer or sell any of the shares.
Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “INGM.” On May 4, 2026 the last sale price of our Common Stock as reported on the NYSE was $28.04 per share.
We will not receive any proceeds from the sale of the shares of Common Stock by either selling stockholder. See “Use of Proceeds.” We will bear all of the offering expenses other than the underwriting discounts and commissions.

Investing in our Common Stock involves risk. See “Risk Factors” beginning on page 11, the information in the section entitled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, as well as any information under similar headings in the other documents that are incorporated by reference in this prospectus to read about factors you should consider before buying shares of our Common Stock.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 5, 2026

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that Ingram Micro Holding Corporation, a Delaware corporation, has filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration procedure. Under this procedure, we and the selling stockholders may offer and sell, from time to time in one or more offerings, shares of our Common Stock described in this prospectus and the applicable prospectus supplement in amounts, at prices and on other terms to be determined at the time of the offering. Because we are a well-known seasoned issuer, we may add to and offer additional securities, including securities held by stockholders, by filing a prospectus supplement with the SEC at the time of the offer.
This prospectus provides you with a general description of the Common Stock we and the selling stockholders may offer. Each time we and/or any of the selling stockholders offers and sells shares of Common Stock, we or parties acting on our behalf will provide a prospectus supplement and/or free writing prospectus that describes the terms of the offering. The applicable prospectus supplement or free writing prospectus also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable. Before making an investment decision, you should carefully read this prospectus, all applicable prospectus supplements, any related free writing prospectus, all documents that are incorporated by reference and the documents referred to under the heading “Where You Can Find More Information.” Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement and/or free writing prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Neither we nor the selling stockholders have authorized anyone to provide you with different information. The Company and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information included in or incorporated by reference in this prospectus is accurate only as of the date of the applicable document, regardless of the time of delivery of this prospectus and the applicable prospectus supplement or any free writing prospectus, as the case may be, or any sales of shares of our Common Stock. Our business, financial condition and results of operations may have changed since those dates.
You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the Common Stock offered by this prospectus.

GLOSSARY
Certain Definitions
The following terms are used in this prospectus unless otherwise noted or indicated by the context:
•“2029 Notes” means the Company’s $2,000 million aggregate principal amount 4.750% notes due 2029;
•“ABL Credit Agreement” means the credit agreement that governs the ABL Revolving Credit Facility, dated as of July 2, 2021 by and among Imola Acquisition Corporation, Ingram Micro Inc., the borrowers therein, various lenders and issuing banks, and JPMorgan Chase Bank, N.A., as the administrative agent and swingline lender, as amended by Amendment No. 1 to the ABL Credit Agreement, dated as of August 12, 2021, as further amended by Amendment No. 2 to the ABL Credit Agreement, dated as of May 30, 2023, as further amended by Amendment No. 3 to the ABL Credit Agreement, dated as of June 17, 2024, and as further amended by Amendment No. 4 to the ABL Credit Agreement, dated as of September 20, 2024;
•“ABL Revolving Credit Facility” means the senior secured asset-based credit facility entered into on July 2, 2021, consisting of a multi-currency revolving credit facility (available for loans and letters of credit) in an aggregate principal amount of up to $3,500 million, subject to borrowing base capacity;
•“AI” or artificial intelligence refers to an engineered or machine-based tool or system that can, for a given set of objectives, generate outputs such as predictions, recommendations, or decisions influencing real or virtual environments;
•“Asia-Pacific” refers to the Asia-Pacific region;
•“Credit Agreements” means the Term Loan Credit Agreement together with the ABL Credit Agreement;
•“Credit Facilities” means the ABL Revolving Credit Facility together with the Term Loan Credit Facility;
•”Indenture” means the indenture that governs the 2029 Notes, dated as of April 22, 2021, by and between Imola Merger Corporation and the Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent, as supplemented by that certain supplemental indenture, by and among Ingram Micro Inc., as issuer, the Guarantors (as defined therein) party thereto from time to time, and the Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent;
•“Latin America” refers to the Latin American region;
•“Margin Loan” means the margin loan agreement dated as of August 27, 2025, by and among Ingram Holdco LLC as borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as the administrative agent and calculation agent (as may be amended, supplemented or modified from time to time);
•“ML” or machine learning refers to a branch of AI that focuses on the development of systems capable of learning from data to perform a task without being explicitly programmed to perform that task. Learning refers to the process of optimizing model parameters through computational techniques such that the model’s behavior is optimized for the training task;
•“North America” refers to the North America region encompassing the United States and Canada;
•“Term Loan Credit Agreement” means the term loan credit agreement that governs the Term Loan Credit Facility, dated as of July 2, 2021, by and among Imola Acquisition Corporation, Ingram Micro Inc., JPMorgan Chase Bank, N.A., as administrative agent and the lenders, agents and other parties thereto, as amended by Amendment No. 1 to the Term Loan Credit Agreement, dated as of June 23, 2023, as further amended by Amendment No. 2 to the Term Loan Credit Agreement, dated as of September 27, 2023, as further amended by Amendment No. 3 to the Term Loan Credit Agreement, dated as of September 20,

2024 and as further amended by Amendment No. 4 to the Term Loan Credit Agreement, dated as of June 17, 2025; and
•“Term Loan Credit Facility” means the senior secured term loan facility pursuant to the Term Loan Credit Agreement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are “incorporating by reference” into this prospectus certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to that document we have filed separately with the SEC. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in the Common Stock. Any statement contained in a document or report incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
This prospectus incorporates by reference the following (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless otherwise expressly identified in such filings as being incorporated by reference into this prospectus):
•Our Annual Report on Form 10-K for the fiscal year ended December 27, 2025, filed with the SEC on March 3, 2026 (“2025 Form 10-K”);
•our Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2026, filed with the SEC on April 30, 2026 (“2026 Q1 10-Q”);
•Current Reports on Form 8-K filed with the SEC on March 2, 2026 (only with respect to Item 8.01 information), March 9, 2026 and April 30, 2026 (only with respect to Item 8.01 information);
•the Definitive Proxy Statement filed on March 26, 2026 for our Annual Meeting of Stockholders (other than disclosure under the heading “Pay versus Performance” information responsive to Item 402(v) of Regulation S-K of SEC rules) (the “2026 Proxy”);
•the description of our Common Stock contained in our Form 8-A, filed with the SEC on October 23, 2024; and
•all documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus.
Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to:
Ingram Micro Holding Corporation
Attn: Investor Relations
3351 Michelson Drive
Suite 100
Irvine, CA 92612
United States
T: (714) 566-1000

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith, and certain portions of which are omitted as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock offered hereby, please refer to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.
We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website (www.ingrammicro.com) under the heading “Investor Relations.” The information we file with the SEC or that is contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part (except for the SEC filings expressly incorporated by reference herein).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions, but such words are not the exclusive means of identifying forward-looking statements in this prospectus. These forward-looking statements are included throughout this prospectus, including in the sections entitled “Summary” and “Risk Factors” and in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Form 10-K, which is incorporated herein by reference, and relate to matters such as our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Certain important factors that involve risks and uncertainties and that could cause actual results to differ, possibly materially, from our expectations, beliefs and projections reflected in such forward-looking statements can be found in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our 2025 Form 10-K, which is incorporated by reference herein. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.
There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Such risks, uncertainties and other important factors include, among others, the risks, uncertainties and factors set forth below under the heading “Risk Factors” and under Item 1A. “Risk Factors” in our 2025 Form 10-K, as amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q, and the following:
•general economic conditions, including the impacts of the ongoing conflicts in the Middle East;
•our estimates of the size of the markets for our products and services;
•our ability to identify and integrate acquisitions and technologies into our platform;
•our plans to continue to expand;
•our ability to continue to successfully develop and deploy Ingram Micro XvantageTM;
•our ability to retain and recruit key personnel;
•the competition our products and services face and our ability to adapt to industry changes and market conditions, including inflation, market volatility and supply constraints for many categories of technology;
•current and potential litigation involving us;
•the global nature of our business, including the various laws and regulations applicable to us now or in the future;
•the effect of various political, geopolitical and macroeconomic issues and developments, including changes in tariffs or global trade policies and the related uncertainties associated with such developments, import/export and licensing restrictions, and our ability to comply with laws and regulations we are subject to, both in the United States and internationally;

•our financing efforts;
•our relationships with our customers, original equipment manufacturers and suppliers;
•our ability to maintain and protect our intellectual property;
•the performance and security of our services, including information processing and cybersecurity provided by third parties;
•our ownership structure;
•our dependence upon Ingram Micro Inc. and its controlled subsidiaries for our results of operations, cash flows and distributions; and
•our status as a “controlled company” and the extent to which the interests of Platinum conflict with our interests or the interests of our stockholders.

INDUSTRY AND MARKET DATA
References included or incorporated by reference herein to our being a leader in a market or product category refers to our belief that we have a leading market share position in each specified market, unless the context otherwise requires. In addition, market share data is subject to change and cannot always be verified with certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. While we believe such information is reliable, we have not independently verified any third-party information. While we believe our internal company research, surveys and estimates are reliable, such research, surveys and estimates have not been verified by an independent source. In addition, assumptions and estimates of our and our industries’ future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus and the risk factors and other information contained in any applicable prospectus supplement and in our filings with the SEC that are incorporated by reference into this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS, SERVICE MARKS AND TRADE NAMES
This prospectus and the documents incorporated by reference herein contain some of our trademarks, service marks and trade names, including, among others, “Ingram Micro,” the Ingram Micro logo, “Xvantage” and “Trust X Alliance.” Each one of these trademarks, service marks or trade names is either (i) our registered trademark, (ii) a trademark for which we have a pending application, (iii) a licensed trademark or (iv) a trade name or service mark for which we claim common law rights. All other trademarks, trade names or service marks of any other company appearing in this prospectus belong to their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are presented without the TM, SM and ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. Because this is only a summary, it does not contain all the information that you should consider before investing in shares of our Common Stock, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should carefully read the entire prospectus, all applicable prospectus supplements, any related free writing prospectus, all documents that are incorporated by reference and the documents referred to under the heading “Where You Can Find More Information” before deciding to purchase shares of our Common Stock. Unless the context indicates otherwise, references to “our Company,” “the Company,” “us,” “we” and “our” refers to Ingram Micro Holding Corporation, together with its consolidated subsidiaries.
Ingram Micro is a leading solutions provider by revenue and/or by global footprint for the global information technology (“IT”) ecosystem helping power the world’s leading technology brands. With our vast infrastructure and focus on client and endpoint solutions, advanced solutions offerings, cloud-based and other solutions, we enable our business partners to scale and operate more efficiently in the markets they serve. We are at the center of the technology ecosystem and deliver customized solutions to our vendor and reseller partners, enabling them to provide excellent business outcomes to the end-user companies and consumers they serve. Through our global reach, our industry-leading business-to-business (“B2B”) platform, and our broad portfolio of products, professional services offerings and software, cloud and digital solutions, we remove complexity and maximize the value of the technology products our partners make, sell or use, providing the world more ways to realize the promise of technology. While many commercial markets remain economically volatile around the globe, our business remains well-positioned to benefit from technology megatrends, including cloud migration, enhanced security needs, automation and robotics, AI and ML enabling Agentic AI, hyperconnected ecosystems, hybrid work and Internet-of-Things (“IoT”). Our business is organized into four reportable segments based on the different geographic regions in which we operate: North America; Europe, Middle East and Africa; Asia-Pacific; and Latin America.
Corporate Information
We are a Delaware corporation and our principal offices are located at 3351 Michelson Drive, Suite 100, Irvine, CA 92612. Our telephone number is (714) 566-1000. We maintain a website, www.ingrammicro.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus (except for the SEC filings expressly incorporated by reference herein), and such information should not be considered to be part of this prospectus. You should not rely on any such information in making the decision whether to purchase shares of our Common Stock.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. Prior to an investment decision, you should carefully read this prospectus, all applicable prospectus supplements, any related free writing prospectus, all documents that are incorporated by reference and the documents referred to under the heading “Where You Can Find More Information.” You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our 2025 Form 10-K, which is incorporated by reference into this prospectus, and which may be amended, supplemented or superseded from time to time by other periodic reports we file with the SEC in the future, any prospectus supplement accompanying this prospectus, a post-effective amendment to the registration statement of which this prospectus forms a part or any free writing prospectus. Any of the risks incorporated by reference could materially and adversely affect our business, results of operations, financial condition, cash flows or growth prospects. The risks incorporated by reference herein, however, are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, results of operations, financial condition or growth prospects. In such a case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.
This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” The Company’s actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of shares of Common Stock offered by this prospectus as set forth in the applicable prospectus supplement.
We will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders under this prospectus. We will pay all expenses in connection with the sale or other disposition of the shares of our Common Stock to be offered by us and/or any of the selling stockholders under this prospectus, except that the selling stockholders will pay any underwriting discounts and selling commissions incurred by the selling stockholders in connection with such sales.

DIVIDEND POLICY
On April 30, 2026, the Company announced that the board of directors had declared a cash dividend on our Common Stock of $0.084 per share. The dividend is payable on May 26, 2026, to stockholders of record as of May 12, 2026. We pay, and intend to continue to pay, quarterly dividends subject to capital availability and periodic determinations made by our board of directors that cash dividends are in the best interests of our stockholders. The declaration, amount and payment of any future dividends on our Common Stock will be, subject to compliance with applicable law, at the sole discretion of our board of directors. Our board of directors may take into account, among other things, general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual and tax implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, including restrictions under our Credit Facilities, the Indenture governing the 2029 Notes and other indebtedness or preferred securities we may incur or issue and such other factors as our board of directors may deem relevant. If we elect to pay such dividends in the future, we may reduce or discontinue entirely the payment of such dividends at any time.
Ingram Micro Holding Corporation is a holding company with no material assets other than indirect ownership of the stock of Ingram Micro Inc., and its operations are conducted through its wholly owned subsidiaries. Our operating subsidiaries are currently subject to certain restrictions and covenants under the Credit Agreements and the Indenture. Our ability to pay cash dividends will depend on the payment of distributions by our current and future subsidiaries, including Ingram Micro Inc., and such distributions may be restricted as a result of contractual agreements, including any future agreements governing their indebtedness. These restrictions and covenants may restrict the ability of those entities to make distributions to Ingram Micro Holding Corporation. See the sections entitled Item 1A. “Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Form 10-K, as amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q, which is incorporated by reference herein. Any additional financing arrangement we enter into in the future may include restrictive covenants that limit our subsidiaries’ ability to pay dividends to us. In addition, Delaware law may impose requirements that may restrict our ability to pay dividends to holders of our Common Stock.

SELLING STOCKHOLDERS
The following table and accompanying footnotes set forth information regarding the beneficial ownership by the selling stockholders of shares of our Common Stock as of March 28, 2026.
Each selling stockholder may offer all, some or none of their shares of Common Stock. We cannot advise you as to whether either of the selling stockholders will in fact sell any or all of such shares of Common Stock. In addition, either selling stockholder may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of their shares since the date as of which the information is presented in the table below. Information concerning the selling stockholders may change from time to time and any such changed information will, if required, be set forth in supplements to this prospectus or post-effective amendments to the registration statement of which this prospectus is a part, as may be appropriate.
For further information regarding material relationships and transactions between us and Platinum, see the section entitled “Certain Relationships and Related Person Transactions” in our 2026 Proxy which is incorporated by reference in this prospectus.
Beneficial ownership is determined in accordance with the rules of the SEC.

	Shares of Common Stock Beneficially Owned
	Number of Shares	Percent of Common Stock Outstanding
Investment vehicles affiliated with Platinum Equity, LLC(1)	197,104,541	85.1%
__________________
(1)Ingram Holdco, LLC is the record holder of 177,478,218 shares of our Common Stock. Imola JV Holdings, L.P., which is the sole member of Ingram Holdco, LLC, is the record holder of 19,626,323 shares of our Common Stock. Tom Gores is the manager of Platinum Equity, LLC, which is the sole member of Platinum Equity Investment Holdings, LLC, which is the sole member of Platinum Equity Investment Holdings IC (Cayman), LLC which is the general partner of Platinum Equity InvestCo, L.P., which is the sole member of Platinum Equity Investment Holdings V, LLC, which is the sole member of Platinum Equity Partners V, LLC, which is the general partner of Platinum Equity Partners V, L.P., which is the general partner of Imola JV Holdings, L.P. By virtue of these relationships, each of these entities and Mr. Gores may be deemed to share beneficial ownership of the securities held of record by Imola JV Holdings, L.P. and Ingram Holdco, LLC. The business address of each of the entities named herein and Mr. Gores is 360 North Crescent Drive, South Building, Beverly Hills, CA 90210.
Based on information provided to us, as of the date of this prospectus, Ingram Holdco, LLC has pledged 177,478,218 shares of our Common Stock pursuant to the Margin Loan and related documentation on a non-recourse basis. The selling stockholders have informed the Company that the Margin Loan contains customary default provisions and that in the event of a default under the Margin Loan the secured parties may foreclose upon any and all shares of our Common Stock pledged to them. See “Risk Factors—Risks Related to Ownership of Our Common Stock—If we or Platinum sell shares of our Common Stock or are perceived by the public markets as intending to sell them, the market price of our Common Stock could decline” in our 2025 Form 10-K.
Our Relationship with Our Sponsor
Founded in 1995 by Tom Gores, Platinum is a global investment firm with approximately $48 billion of assets under management and a portfolio of approximately 60 operating companies that serve customers around the world. Platinum specializes in mergers, acquisitions and operations-a trademarked strategy it calls M&A&O®-acquiring and operating companies in a broad range of business markets, including manufacturing, distribution, transportation and logistics, equipment rental, metals services, media and entertainment, technology, telecommunications and other industries. Over the past 30 years, Platinum has completed more than 550 acquisitions.
Investment vehicles of certain private investment funds sponsored and ultimately controlled by Platinum are the selling stockholders.
Pursuant to our amended and restated certificate of incorporation and the Investor Rights Agreement we entered into in connection with the IPO, the selling stockholders have the right to nominate for election to our board of directors, individuals designated by Platinum in accordance with the respective provisions set forth in our amended and restated certificate of incorporation and the Investor Rights Agreement. Pursuant to our amended and restated certificate of incorporation and the Investor Rights Agreement, Platinum retains the right to nominate for election to our board of directors a majority of our directors for so long as it beneficially owns at least 50% of the voting power of all shares of our outstanding stock entitled to vote generally in the election of our directors. See the section entitled “Certain Relationships and Related Person Transactions” in our 2026 Proxy, which is incorporated herein by reference, and “Description of Capital Stock” included in this prospectus.

DESCRIPTION OF CAPITAL STOCK
The following summary describes our capital stock and our amended and restated certificate of incorporation, amended and restated bylaws and Investor Rights Agreement to which we and Platinum are party. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation, amended and restated bylaws and the Investor Rights Agreement, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is part, and to the applicable provisions of the DGCL.
Authorized Capital Stock
Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our authorized capital stock consists of 2,000,000,000 shares of Common Stock, par value $0.01 per share, and 100,000,000 shares of undesignated Preferred Stock, par value $0.01 per share.
Common Stock
Voting Rights
Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.
Dividend Rights
Holders of our Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of Preferred Stock that we may designate and issue in the future.
Liquidation Rights
In the event of our liquidation, dissolution or winding-up, the holders of Common Stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment in full of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock.
Rights and Preferences
Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. There are no sinking funds provisions applicable to our Common Stock. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future.
Fully Paid and Nonassessable
All of our outstanding shares of Common Stock are fully paid and nonassessable.
Preferred Stock
We do not currently have any Preferred Stock outstanding. However, our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of Preferred Stock (including convertible Preferred Stock). Unless required by law or by the NYSE, the authorized shares of Preferred Stock are available for issuance without further action by you. Our board of directors will be able to determine, with respect to any series of Preferred Stock, the terms and rights of that series, including:
•the designation of the series;

•the number of shares of the series, which our board of directors may, except where otherwise provided in the Preferred Stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then-outstanding);
•whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•the dates at which dividends, if any, will be payable;
•the redemption rights and price or prices, if any, for shares of the series;
•the terms and amounts of any sinking funds provided for the purchase or redemption of shares of the series;
•the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;
•whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
•restrictions on the issuance of shares of the same series or of any other class or series; and
•the voting rights, if any, of the holders of the series.
We are able to issue a series of Preferred Stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our Common Stock might believe to be in their best interests or in which the holders of our Common Stock might receive a premium for their Common Stock over the market price of the Common Stock. In addition, the issuance of Preferred Stock may adversely affect the holders of our Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of Preferred Stock may have an adverse impact on the market price of our Common Stock.
Dividends
Declaration and payment of any dividend is subject to the discretion of our board of directors. The time and amount of dividends depends upon, among other things, general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual and tax implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, including restrictions and subject to the covenants under our Credit Facilities, the Indenture and any other future indebtedness or preferred securities we may incur or issue, and such other factors as our board of directors may deem relevant. Our ability to pay dividends is limited by covenants in our existing indebtedness and may be limited by the agreements governing other indebtedness that we or our subsidiaries incur in the future. See “Dividend Policy” in this prospectus and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Form 10-K and 2026 Q1 10-Q which are incorporated by reference herein. In addition, because we are a holding company and have no direct operations, we are only able to pay dividends from funds we receive from our subsidiaries.
Nomination Rights of Platinum
Our amended and restated certificate of incorporation and the Investor Rights Agreement grant the selling stockholders the right to nominate for election to our board of directors no fewer than that number of directors that would constitute: (i) a majority of the total number of directors so long as Platinum collectively beneficially own at least 50% of the then-outstanding capital stock of the Company; (ii) 40% of the total number of directors so long as Platinum collectively beneficially own at least 40% but less than 50% of the then-outstanding capital stock of the Company; (iii) 30% of the total number of directors so long as Platinum collectively beneficially own at least 30%

but less than 40% of the then-outstanding capital stock of the Company; (iv) 20% of the total number of directors so long as Platinum collectively beneficially own at least 20% but less than 30% of the then-outstanding capital stock of the Company; and (v) 10% of the total number of directors so long as Platinum collectively beneficially own at least 5% but less than 20% of the then-outstanding capital stock of the Company. For purposes of calculating the number of directors that the selling stockholders will be entitled to nominate pursuant to the formula outlined above, any fractional amounts shall automatically be rounded up to the nearest whole number. Unless otherwise agreed by the selling stockholders, for so long as Platinum retains the right to nominate a person to our board of directors, each committee of the board of directors will include at least one of the director candidates designated by Platinum, except to the extent such membership would violate applicable securities laws or stock exchange or stock market rules or where the sole purpose of such committee is to address actual or potential conflicts of interest between us and Platinum.
Registration Rights
The following description of the terms of the Investor Rights Agreement is intended as a summary only and is qualified in its entirety by reference to the Investor Rights Agreement filed as an exhibit to the registration statement of which this prospectus is a part.
Demand and Short-Form Registration Rights
The selling stockholders may request that we register their registrable securities on one or more occasions in the future, which registrations may be “shelf registrations.”
Piggyback Registration Rights
At any time that we propose to register any of our securities under the Securities Act (other than a registration relating to employee benefit plans, or solely relating to shares to be sold under Rule 145 or a similar provision under the Securities Act), the selling stockholders will be entitled to certain “piggyback” registration rights allowing them to include their registrable securities in such registration.
Expenses of Registration, Restriction and Indemnification
We will pay all registration expenses, including the legal fees of counsel selected by Platinum, under the Investor Rights Agreement. The demand and piggyback registration rights are subject to customary restrictions such as limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter. The Investor Rights Agreement also contains customary indemnification and contribution provisions.
Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Bylaws and Provisions of Delaware Law
General
Our amended and restated certificate of incorporation, amended and restated bylaws and the DGCL, which are summarized in the following paragraphs, contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.
Classified Board
Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible and with the directors serving three-year terms. As a result, approximately one-third of our board of directors are elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the number of directors is fixed from time to time exclusively pursuant to a resolution adopted by the board of directors, provided that, in the event that the number of directors nominated by the selling stockholders is less than the number that the selling stockholders are entitled to nominate under our amended and restated certificate of incorporation or the Investor Rights Agreement and there are no vacancies on our board of directors, then, upon our receipt of a written request of Platinum, the size of our board shall be increased automatically such that Platinum shall have the right, at any time, to nominate any such additional nominees under our amended and restated certificate of incorporation.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all of our directors.
Removal of Directors; Vacancies
Under the DGCL, unless otherwise provided in our certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our amended and restated certificate of incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, that from and after the time Platinum and its affiliates cease to beneficially own, in the aggregate, at least a majority of the voting power of our outstanding Common Stock, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 and 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. Subject to the rights granted to Platinum under our amended and restated certificate of incorporation and the Investor Rights Agreement, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. In the event that (i) a vacancy is created at any time by the death, resignation, removal (with or without cause) or by any other cause of the selling stockholders’ nominee and (ii) the number of directors nominated by the selling stockholders is less than the number that the selling stockholders are entitled to nominate under our amended and restated certificate of incorporation and the Investor Rights Agreement, then such vacancy may be filled only by the selling stockholders unless otherwise agreed by Platinum.
Advance Notice for Raising Business or Making Nominations at Meetings
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws allow the chairperson of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These notice requirements do not limit Platinum or its affiliates’ rights under our amended and restated certificate of incorporation or the Investor Rights Agreement. These provisions and Delaware law may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Actions by Written Consent; Special Meetings of Stockholders
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action to be so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation precludes stockholder action by written consent once Platinum and its affiliates beneficially own, in the aggregate, less than a majority of the voting power of all outstanding shares of our Common Stock.
Our amended and restated certificate of incorporation also provides that special meetings of our stockholders may be called at any time only by or at the direction of the board of directors or the chairperson of the board of directors; provided, however, that Platinum and its affiliates are permitted to call special meetings of our stockholders for so long as they hold, in the aggregate, at least a majority of the voting power of all outstanding shares of our Common Stock. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of the Company.
Amended and Restated Certificate of Incorporation and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
Our amended and restated certificate of incorporation provides that once Platinum and its affiliates beneficially own, in the aggregate, less than 50% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, the following provisions in our amended and restated certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 and 2/3% in the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class:
•the provision requiring a 66 and 2/3% supermajority vote for stockholders to amend our amended and restated bylaws;
•the provisions providing for a classified board of directors (the election and term of our directors);
•the provisions regarding resignation and removal of directors;
•the provisions regarding entering into business combinations with interested stockholders;
•the provisions regarding stockholder action by written consent;
•the provisions regarding calling special meetings of stockholders;
•the provisions regarding filling vacancies on our board of directors and newly created directorships;
•the provisions eliminating monetary damages for breaches of fiduciary duty by a director;
•the provisions regarding competition and corporate opportunities; and
•the amendment provision requiring that the above provisions may be amended only with a 66 and 2/3% supermajority vote.
In addition, our amended and restated certificate of incorporation may not be amended, altered or repealed without the prior written consent of Platinum if such amendment, alteration or repeal would adversely affect the rights of Platinum under our amended and restated certificate of incorporation.

The combination of the classification of our board of directors, the lack of cumulative voting and the supermajority voting requirements make it more difficult for our existing stockholders to replace our board of directors, as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Jurisdiction of Certain Actions
Our amended and restated certificate of incorporation provides, subject to limited exceptions, that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware is, to the fullest extent permitted by law, the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of any fiduciary duty owed by, or other wrongdoing by, any director, officer or other employee of the Company to the Company or our stockholders, creditors or other constituents, or a claim of aiding and abetting any such breach of fiduciary duty, (iii) action asserting a claim against the Company or any director, officer or other employee of the Company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws, (iv) action to interpret, apply, enforce or determine the validity of the amended and restated certificate of incorporation, (v) action asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine or (vi) any other action asserting an “internal corporate claim,” as that term is defined in Section 115 of the DGCL; provided that, for the avoidance of doubt, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Our amended and restated certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the U.S. federal district courts will be the exclusive forum for the resolution of any actions or proceedings asserting claims arising under the Securities Act. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder. While the Delaware Supreme Court has upheld the validity of similar provisions under the DGCL, there is uncertainty as to whether a court in another state would enforce such a forum selection provision. Our exclusive forum provision does not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders are not deemed to have waived our compliance with these laws, rules and regulations. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company will be deemed to have received notice of and consented to the forum provisions in our amended and restated certificate of incorporation. For more information on the risks associated with our choice of forum provision, see “Risk Factors—Risks Related to this Offering and Ownership of Our Common Stock—Our amended and restated certificate of incorporation contains exclusive forum provisions that could limit our stockholders’ ability to pursue certain claims in a preferred judicial forum” in our 2025 Form 10-K which is incorporated by reference.
Business Combinations
We are not subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-

year period following the time that the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.
Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•before the stockholder became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•at or after the time that the stockholder became an interested stockholder, the business combination was approved by our board of directors and by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that was not owned by the interested stockholder.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares.
We opt out of Section 203; however, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•at or subsequent to that time, the business combination was approved by our board of directors and by the affirmative vote of holders of at least 66 and 2/3% of our outstanding voting stock that was not owned by the interested stockholder.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Our amended and restated certificate of incorporation provides that Platinum and its affiliates, any of their respective direct or indirect transferees and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision.
Limitations on Liability of Directors and Indemnification of Directors and Officers
The DGCL authorizes corporations to limit or eliminate the personal liability of directors or certain officers to the corporation and their stockholders for monetary damages for breaches of directors’ or officers’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors and certain officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate (1) our rights, and the rights of our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director and (2) our rights to recover monetary damages from certain officers for breach of fiduciary duty as an officer. However, exculpation does not apply to (1) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) a director or officer for any transaction from which the director or officer derived an improper personal benefit, (4) a director under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions) or (5) an officer in any action by or in the right of the corporation.
Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain associates for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of our directors, officers or associates for which indemnification is sought.
Corporate Opportunity
Delaware law permits corporations to adopt provisions renouncing any expectancy in or right to be offered an opportunity to participate in certain transactions or matters that may be investment, corporate or business opportunities and that are presented to a corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ associates. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, Platinum or any of its affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates will not have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that Platinum or any of its affiliates or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock are Computershare Inc. and Computershare Trust Company, N.A. (collectively, “Computershare”). Computershare’s address is 150 Royall Street, Canton, Massachusetts 02021.
Listing
Our Common Stock is listed on the New York Stock Exchange under the symbol “INGM.”

PLAN OF DISTRIBUTION
We are registering the shares of Common Stock to sell from time to time after the date of this prospectus and to permit the resale of these shares of Common Stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by either selling stockholder of the shares of Common Stock.
The selling stockholders, which, as used herein includes donees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
We or the selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•through one or more underwritten offerings on a firm commitment or best-efforts basis;
•privately negotiated transactions;
•short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made directly on any stock exchange on which the shares of Common Stock are listed, on any other existing trading market for the shares of Common Stock or to or through a market maker;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares of Common Stock under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares of Common Stock if they deem the purchase price to be unsatisfactory at any particular time.
Based on information provided to us, as of the date of this prospectus, Ingram Holdco, LLC has pledged 177,478,218 shares of our Common Stock pursuant to the Margin Loan and related documentation on a non-recourse basis. The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by it that are not already pledged and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these shares of Common Stock to close out their short positions, or loan or pledge the shares of Common Stock to broker-dealers that in turn may sell these shares of Common Stock. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Common Stock offered by this prospectus, which Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
We or the selling stockholders may also designate agents to solicit offers to purchase shares of Common Stock from time to time. If we or the selling stockholders utilize a dealer in the sale of the shares of Common Stock being offered by this prospectus, we or the selling stockholders will sell the shares of Common Stock to the dealer, as principal. The dealer may then resell the shares of Common Stock to the public at varying prices to be determined by the dealer at the time of resale.
If we or the selling stockholders utilize an underwriter in the sale of the shares of Common Stock being offered by this prospectus, we or the selling stockholders will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter and a description of their compensation in the prospectus supplement that the underwriter will use to make resales of shares of Common Stock to the public. In connection with the sale of the shares of Common Stock, we or the selling stockholders or the purchasers of the shares of Common Stock for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the shares of Common Stock to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”) the maximum consideration or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of shares of Common Stock offered pursuant to this prospectus and any applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the shares of Common Stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the shares of Common Stock may be deemed to be underwriting discounts and commissions.
We are required to pay certain fees and expenses incurred by the selling stockholders incident to the registration of securities. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, relating to the registration of the shares offered by this prospectus. We may also indemnify underwriters, dealers and agents against certain liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect thereof. In the event an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the prospectus supplement will comply with a prominent disclosure provisions of that rule.
To facilitate the offering of the shares of Common Stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. This may include over-allotments or short sales of the shares of Common Stock, which involves the sale by persons participating in the offering of more shares of Common Stock than we or the selling stockholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the shares of Common Stock by bidding for or purchasing shares of Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the shares of Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We or the selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the shares of Common Stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling stockholders pay for solicitation of these contracts.
Shares of Common Stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.
We agreed to cause the registration statement of which this prospectus is a part to remain effective for the period set forth in the Investor Rights Agreement. Shares of Common Stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.
To the extent required, the shares of our Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
There can be no assurance that either of the selling stockholders will sell any or all of the shares of Common Stock we registered on behalf of the selling stockholders pursuant to the registration statement of which this prospectus forms a part.
Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
Certain legal matters with respect to the legality of the shares of Common Stock offered by the selling stockholders by this prospectus will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 27, 2025 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
PwC identified non-audit services impacting the period from January 2023 to August 2024. A member firm of PricewaterhouseCoopers International Limited (“PwC Member Firm”) and an unrelated third party jointly provided services, which included management functions at an immaterial branch of a wholly owned subsidiary of an entity under common control with the Company. These services were permissible under the applicable independence standards at the time the services were rendered but are inconsistent with SEC and Public Company Accounting Oversight Board (United States) independence rules. The services included remitting payments and filing documents with non-tax authorities on behalf of the branch.
PwC provided an overview of the facts and circumstances surrounding the non-audit services to the Audit Committee and the management team of the Company, including the entity involved, the nature of the non-audit services, the period over which they were provided, an approximation of the fees related to the non-audit services and other relevant factors.
The non-audit services were provided to an affiliate of the Company and not to the Company itself. None of the PwC Member Firm’s service engagement team members that performed the non-audit services have been or are members of the Company’s PwC audit engagement team. The non-audit services did not place PwC in a position of auditing its own work, did not result in PwC performing any decision-making or supervisory functions for the Company, and did not place PwC in a position of being an advocate for the Company. The fees received in connection with the non-audit services were approximately $5,500 and are immaterial to PwC, the PwC Member Firm and the entity to which the non-audit services were provided.
Considering the facts presented, the Audit Committee of the Company and PwC have concluded (i) that the non-audit services noted above did not and would not impair PwC’s application of objective and impartial judgment on any matter encompassed within PwC’s audit of the financial statements as of and for the years ended December 28, 2024, and December 30, 2023, and (ii) that no reasonable investor would conclude otherwise.

Common Stock

PROSPECTUS
May 5, 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth all of the costs and expenses, other than underwriting discounts, payable in connection with the sale of the shares of Common Stock being registered hereby. Except as otherwise noted, the Company will pay all of the costs and expenses set forth in the following table. All amounts shown below are estimates, except the SEC registration fee:

Amount
SEC registration fee	$	*
Printing fees		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous expenses		**
Total	$	**
__________________
*       Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
**     Estimated expenses not presently known.
Item 15. Indemnification of Directors and Officers.
Section 102(b)(7) of the DGCL allows a corporation to eliminate the personal liability of a director or certain officers to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for (1) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) a director or officer for any transaction from which the director or officer derived an improper personal benefit, (4) a director under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions) or (5) an officer in any action by or in the right of the corporation. Our amended and restated certificate of incorporation will contain a provision which eliminates directors’ and officers’ personal liability for monetary damages to the fullest extent permitted by the DGCL.
Our amended and restated certificate of incorporation and amended and restated bylaws provide in effect that we shall indemnify our directors and officers to the extent permitted by the DGCL. Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, associates and agents in certain circumstances. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.
We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers. In addition, in connection with the IPO we entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify each such director or officer, to the fullest extent permissible under Delaware law, against liabilities and for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by such director or officer in any action or proceeding arising out of his or her service as one of our directors or officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
Item 16. Exhibits and Financial Statement Schedules.
(a)Exhibits.
See the Exhibit Index immediately preceding the signature pages hereto, which is incorporated by reference as if fully set forth herein.
(b)Financial Statement Schedules.
Our audited consolidated financial statements, including the notes and schedules thereto, are incorporated by reference herein from the 2025 Form 10-K.
Item 17. Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in Exhibit 107 filed with the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

			Incorporated by Reference
Exhibit No.	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

1.1*	Form of Underwriting Agreement.

3.1	Second Amended and Restated Certificate of Incorporation of Ingram Micro Holding Corporation.		8-K		3.1	10/25/2024

3.2	Amended and Restated Bylaws of Ingram Micro Holding Corporation.		8-K		3.2	10/25/2024

4.1	Investor Rights Agreement.		8-K		4.1	10/25/2024

4.2	Indenture, dated as of April 22, 2021, by and between Imola Merger Corporation, the Guarantors (as such term is defined therein), and the Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent, together with the form of senior secured note.		S-1		4.1	9/30/2024

4.3	First Supplemental Indenture, dated as of July 2, 2021, by and among Ingram Micro Inc., Imola Acquisition Corporation, and the other Guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A.		S-1		4.2	9/30/2024

5.1	Opinion of Willkie Farr & Gallagher LLP.	X

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.	X

23.2	Consent of Willkie Farr & Gallagher LLP (included as part of Exhibit 5.1).	X

24.1	Power of Attorney (included on signature page to this Registration Statement).	X

107	Filing Fee Table.	X
__________________
*To be filed by amendment or as an exhibit to a document to be incorporated by reference, if applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 5, 2026.

INGRAM MICRO HOLDING CORPORATION

By:	/s/ Paul Bay
Name: Paul Bay
Title: Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Paul Bay, Michael Zilis, and Augusto Aragone, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-3 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities indicated on May 5, 2026.

Signatures	Title

/s/ Paul Bay	Chief Executive Officer and Director (principal executive officer)
Paul Bay

/s/ Michael Zilis	Executive Vice President and Chief Financial Officer (principal financial officer)
Michael Zilis

/s/ Cari Hornstein	Senior Vice President, Controller and Chief Accounting Officer (principal accounting officer)
Cari Hornstein

/s/ Felicia Alvaro	Director
Felicia Alvaro

/s/ Craig Ashmore	Director
Craig Ashmore

/s/ Christian Cook	Director
Christian Cook

/s/ Jakki Haussler	Director
Jakki Haussler

/s/ Leslie Heisz	Director
Leslie Heisz

/s/ Bryan Kelln	Director
Bryan Kelln

/s/ Jacob Kotzubei	Director
Jacob Kotzubei

/s/ Matthew Louie	Director
Matthew Louie

/s/ Alain Monié	Director
Alain Monié

/s/ Mary Ann Sigler	Director
Mary Ann Sigler

/s/ Sharon Wienbar	Director
Sharon Wienbar

/s/ Eric Worley	Director
Eric Worley